Exhibit 99.1

Exhibit 99.1

Recent Results—2003

($            in millions) YTD YTD Proforma YTD (Note 1)

Dec 31, 2002 Dec 31, 2003 Dec 31, 2003

Tons sold* (in thousands) 993 1,039 1,039

Sales $ 936.8 $ 992.2 $ 992.2

Gross Profit $ 168.8 $ 172.9 $ 183.4

SG&A Expenses $ 150.0 $ 163.9 $ 152.4

Income (loss) from Operations $ 6.1 ($ 6.2) $ 15.9

EBITDA** $ 81.8 $ 45.4 $ 56.4

Capital Expenditures $ 22.5 $ 20.0 $ 20.0

Gross Profit Margin 18.0% 17.4% 18.5%

EBITDA Margin** 8.7% 4.6% 5.7%

* Includes PBL Gypsum volume.

** As defined by Caraustar’s Senior Credit Facility dated June 24, 2003.

NOTE 1 Adjusted for Other Transition Charges

Note: See supplemental information regarding non-GAAP financial Measures.

Note Regarding Non-GAAP Financial Measures

This presentation includes the following financial measures: “EBITDA” (as defined by the Company’s senior credit facility), “EBITDA Margin,” “EBITDA” for the Company’s joint ventures, Standard Gypsum and Premier Boxboard Limited (“PBL”) and restructuring and other transition charges, net of tax benefits. These items are not financial measures under generally accepted accounting principles in the United States. Because these items are not GAAP financial measures, other companies may present similarly titled items determined with differing adjustments. Accordingly, these measures as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. The Company uses, and believes that the “EBITDA” and “EBITDA” Margin measures for the Company are useful, in evaluating the Company’s performance and its ability to comply with its debt covenants. The Company uses, and believes that the “EBITDA” measures for its joint ventures are useful, in evaluating the liquidity of its joint ventures and the Company’s potential funding requirements for these joint ventures. The following tables include reconciliations of these non-GAAP financial measures with the most comparable GAAP measurement. Investors are strongly urged to review these reconciliations.

Caraustar

Caraustar Industries, Inc.

Reconciliation of Gross Profit, SG&A Expense, and Income (loss)

from Operations to Pro Forma Gross Profit, SG&A Expense

and Income (loss) from Operations for the Year Ended December 31, 2003 *

(In thousands)

I.	Gross Profit (GAAP**)	$172,871
	Transition Charges	$10,529

	Gross Profit (Non-GAAP)	$183,400

II.	SG&A Expense (GAAP**)	$163,930
	Transition Charges	$11,530

	SG&A Expense (Non-GAAP)	$152,400

III.	Loss from Operations (GAAP**)	($6,201)
	Transition Charges	$22,059

	Income from Operations (Non-GAAP)	$15,858

* See Note regarding Non-GAAP financial measures.

** Derived from the Statement of Operations.